Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 16, 2016 (April 25, 2016 as to the effects of the reverse split discussed in Note 2) relating to the financial statements of Intellia Therapeutics, Inc. (successor to Intellia Therapeutics, LLC) and subsidiaries, and incorporated by reference in the Prospectus included in Registration Statement No. 333-210689, as amended.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

May 5, 2016